Exhibit 10.4

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK OF
EXAMWORKS, INC.

May 7, 2010 (the “Issuance Date”)	No.: ____

     This Warrant (the “Warrant”) shall entitle _________ (the “Holder”), for value received, to purchase from ExamWorks, Inc., a Delaware corporation (the “Company”) at an exercise price of $34.10 per share, subject to adjustments as provided herein, (the “Exercise Price”), ________ fully paid and nonassessable shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). This Warrant shall be exercisable at any time or from time to time up to and including 5:00 p.m. (Eastern time) on May 7, 2015 (the “Expiration Date”).

This Warrant is subject to the following terms and conditions.

     1. Exercise; Issuance of Certificates; Payment for Shares.

          a. General. This Warrant is exercisable at the option of the Holder, at any time or from time to time up to and including the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. This Warrant may be exercised by the Holder by surrendering to the Company at its principal executive office at 3280 Peachtree Road NE, Suite 2625, Atlanta, Georgia 30305 (or at such other location as the Company may advise the Holder in writing), this Warrant properly endorsed with the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) and the Letter Agreement attached hereto as Exhibit B (the “Letter Agreement”), in each case, duly filled in and signed, and upon compliance with Section 1(b) below. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Exercise Form and Letter Agreement, and payment made for such shares (unless the Holder has elected to receive shares of Common Stock in accordance with Section 1(c). Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares of Common Stock which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be required by the Holder hereof and shall be registered in the name of such Holder. In addition, as a condition to exercising this Warrant and receiving shares of Common Stock, the Holder shall enter into a Joinder (in the form attached hereto as Exhibit C) and become subject to the restrictions and limitations of that certain Stockholders’ Agreement dated as of July 14, 2008, by and among the Company and the stockholders party thereto, as amended (the “Stockholders’ Agreement”), if such agreement is still in effect.

          b. Payment of the Aggregate Exercise Price. In connection with the exercise of all or any part of this Warrant, the Holder shall (i) pay by a certified check or wire transfer of immediately available funds an amount equal to the applicable Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised as set forth in the applicable Exercise Form (the “Aggregate Exercise Price”) or (ii) notify the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)) below.

          c. Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                           B

     For purposes of the foregoing formula:

A=	the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B=	the fair market value of one share of Common Stock.

C=	the Exercise Price then in effect for the applicable shares of Common Stock purchased under this Warrant at the time of such exercise.

     For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Board of Directors of the Company (the “Board of Directors”) in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per share shall be the last reported sale price of the Common Stock or the closing price quoted on any national exchange on which the Common Stock is listed, or the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, whichever is applicable, for the ten (10) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value of one share of Common Stock shall be the per share offering price to the public of the Company’s Common Stock in such initial public offering.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock when and as required to provide for the exercise in full of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation.

     3. Antidilution Adjustments. The Exercise Price and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

          a. Adjustment upon Issuance of shares of Common Stock. If and whenever the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or sold or deemed to have been issued or sold by the

Company in connection with any Excluded Securities, as defined below) without consideration or for a consideration per share (the “Applicable Price”) less than the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price in effect immediately prior to such Dilutive Issuance shall be reduced to an amount equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price on the date immediately prior to such Dilutive Issuance multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such Dilutive Issuance by (B) the total number of shares of Common Stock outstanding immediately after such Dilutive Issuance.

     For purposes of this Warrant, “Excluded Securities” shall mean: (i) shares of Common Stock, Options (as defined below) or Convertible Securities (as defined below) issued upon conversion of or as a dividend or distribution on the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Stock”); (ii) shares of Common Stock, Options or Convertible Securities issued to officers, directors or employees of, or consultants, advisors or agents to, the Company or any of its subsidiaries pursuant to stock agreements, purchase plans, employee incentive programs, stock options or warrants approved by the Board of Directors; provided, however, that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors of the Company and such issuances shall not exceed the greater of (a) the number of shares of Common Stock reserved for issuance under the Company’s 2008 Stock Option Plan and (b) collectively with the issuances under subclauses (vi), (vii) and (viii) of this paragraph in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); (iii) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (iv) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution of shares of Common Stock that is covered by Sections 3(b), (c) or (d); (v) shares of Common Stock, Options or Convertible Securities issued as all or part of the consideration for the acquisition (whether by merger or otherwise) by the Company of stock or assets of any other entity in a transaction approved by the Board of Directors; (vi) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; provided, however, that such issuances, collectively with the issuances under subclauses (ii), (vii) and (viii) of this paragraph in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); (vii) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; provided, however, (x) that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors of the Corporation and (y) such issuances, collectively with the issuances under subclauses (ii), (vi) and (viii) of this paragraph in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); (viii) shares of Common Stock, Options or Convertible Securities issued pursuant to any transaction determined by the Board of Directors to be strategic; provided, however, that (a) such issuance is approved by the Board of Directors, (b) such issuance is not for the principal purpose of raising equity capital and (c) such issuances, collectively with the issuances under subclauses (ii), (vi) and (vii) of this paragraph in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); and (x) shares of Common Stock issuable upon exercise of Options or Convertible Securities granted as of the date hereof.

     Upon each such adjustment of the Exercise Price pursuant to Section 3(a), the number of shares of Common Stock underlying this Warrant shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. In the event an adjustment is required under this Section 3(a), then solely for purposes of determining the adjusted Exercise Price under this Section 3(a), the following shall be applicable:

               (i) Issuance of Options. If the Company grants any rights, warrants or options to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (“Options”) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (“Convertible Securities”) issuable upon exercise of any such Option is less than the Exercise Price in effect immediately prior to such issue, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of shares underlying this Warrant shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Exercise Price in effect immediately prior to such issue, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of shares underlying this Warrant shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3, no further adjustment of the Exercise Price or number of shares underlying this Warrant shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of shares underlying this Warrant in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of shares underlying this Warrant which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of shares underlying this Warrant.

               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.0001 per share. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the Board of Directors in good faith.

               (v) Expiration, Termination of Options or Convertible Securities. If any Options or Convertible Securities referred to in this Section 3(a) expire or terminate without exercise or conversion, as the case may be, then the Exercise Price of the remaining outstanding shares issuable under this Warrant shall be readjusted as if such Options or Convertible Securities, as the case may be, had never been issued.

               (vi) De Minimis Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 3(a)(vi) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 3(a). All calculations under this Section 3(a) shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable, provided that the Company shall not be required to issue any factional shares pursuant to this Warrant. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          b. Stock Dividend, Split or Combination. If at any time the Company shall (i) pay a dividend in shares of Common Stock, (ii) subdivide any outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of its capital stock, the amount and type of shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted thereafter, until further adjusted pursuant to this Section 3, so that the Holder shall be entitled to receive upon exercise of this Warrant that number and class or series of shares of Common Stock or other capital stock which such Holder would have owned or have been entitled to receive after the happening of such event had such Holder exercised this Warrant immediately prior to the record date, in the case of any such dividend, or the effective date in the case of any such subdivision, combination, reclassification, or issuance. An adjustment made pursuant to this Section 3(b) shall become effective at the close of business on the effective date of any such event.

          c. Dividends in Other Stock and Property; Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore,

               (i) any shares of stock or other Convertible Securities, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than Excluded Securities or a dividend consisting solely of shares of Common Stock);

               (ii) any cash paid or payable otherwise than as a cash dividend; or

               (iii) additional stock or other securities or property (including cash but excluding Excluded Securities) by way of spinoff, split up, reclassification, combination of shares or similar corporate rearrangement (other than an event in which adjustment is otherwise made pursuant to Section 3(d) below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (other than cash paid or payable as a cash dividend) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which the holders of Common Stock received or became entitled to receive such other shares of stock and other securities and property.

          d. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reorganization described above, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares of Common Stock purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

          e. Notice of Adjustment. Upon any adjustment pursuant to this Section 3, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, and, in case of a Holder with an address of record outside of the United States, by facsimile, and confirmed in writing by first class air mail. The notice shall be signed by the Company’s chief financial officer and shall state the nature of such adjustment, including the new Exercise Price, if applicable, setting forth in reasonable detail the method of effecting the adjustment and the facts upon which such adjustment is based. If at any time in addition to any of the adjustments set forth in this Section 3, an increase in the number of authorized and unissued shares of Common Stock is required pursuant to Section 2 hereof, the Company shall promptly provide to the Holder a certificate of the secretary of the Company certifying that the requisite number of shares of Common Stock have been authorized to permit the exercise of the Warrant.

          f. Other Notices. If at any time:

               (i) the Company shall declare any cash dividend upon its Common Stock;

               (ii) the Company shall declare any dividend upon its Common Stock payable in stock (other than solely in Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

               (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

               (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days’ prior written notice (by the method set forth in Section 3(e) above) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

          g. Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors shall make an adjustment in the Exercise Price and/or the number and class of shares purchasable and receivable upon exercise of this Warrant or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same Aggregate Exercise Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

     4. Registration Rights.

          a. Company Registration. If the Company proposes to register any of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash (other than in an Excluded Registration (as defined below)), the Company shall, at such time, promptly give the Holder notice of such registration. Upon the request of the Holder within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 4(b), cause to be registered all of the shares of Common Stock issuable upon exercise of this Warrant that the Holder has requested to be included in such registration (“Registrable Securities”). The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 before the effective date of such registration, whether or not the Holder has elected to include any Registrable Securities in such registration. All expenses (other than Selling Expenses (as defined below)) of such withdrawn registration shall be borne by the Company in accordance with Section 4(e) below.

     “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or a similar plan or (ii) a registration relating to a transaction in connection with Rule 145 of the Securities Act.

     “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of shares of Common Stock issuable upon exercise of this Warrant.

          b. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 4(a), the Company shall not be required to include any of the Registrable Securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including the Registrable Securities, exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

          c. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Registrable Securities.

          d. Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Section 4 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

          e. Termination of Registration Rights. The right of the Holder to request inclusion of Registrable Securities in any registration statement pursuant to this Section 4 shall terminate upon the earliest to occur of (i) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Designation with respect to the Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”); (ii) when all of the Holder’s Registrable Securities could be sold without restriction under Rule 144 of the Securities Act within any 90-day period; or (iii) the fifth (5th) anniversary of the closing of an initial public offering of the Company.

          f. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 4, including all registration, filing and qualification fees, printers’ and accounting fees shall be borne and paid by the Company.

          g. Indemnification. If any Registrable Securities are included in a registration statement under this Section 4:

               (i) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and its partners, members, officers, directors, and stockholders; legal counsel and accountants for such Holder; any underwriter (as defined in the Securities Act) for such Holder; and each individual, corporation, partnership, trust, limited liability company, association or other entity (each, a “Person”) if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any Damages (as defined below), and the Company will pay to such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4(g)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

               (ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred;

provided, however, that the indemnity agreement contained in this Section 4(g)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Holder by way of indemnity hereunder exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

               (iii) Promptly after receipt by an indemnified party under this Section 4(g) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(g), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4(g), to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4(g).

               (iv) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4(g) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4(g), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) the Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Holder’s liability pursuant to this Section 4(g)(iv), when combined with the amounts paid or payable by such Holder pursuant to Section 4(g)(ii), exceed the proceeds from the offering received by the Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (vi) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holder under this

Section 4(g) shall survive the completion of any offering of Registrable Securities in a registration under this Section 4, and otherwise shall survive the termination of this Warrant.

               (vii) “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

          h. Lock-up Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to an initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any rules of the Financial Industry Regulatory Authority, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of registration statement of such initial public offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (i) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4(h) shall apply only to the initial public offering of Common Stock by the Company, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holder only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Series A Preferred Stock). The underwriters in connection with such initial public offering are intended third-party beneficiaries of this Section 4(h) and shall have the right power, and authority to enforce the provisions hereof as though they were party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such initial public offering that are consistent with this Section 4(h) or that are necessary to give further effect thereto.

     5. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     6. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     7. No Voting or Dividend Rights; Limitations of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until and only to the extent that this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     8. Transfer and Exchange. This Warrant may not be offered, sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, in whole or in part (collectively, a “Transfer”), at any time except to officers and employees (“Permitted Transferees”) of Broadband Capital Management LLC, provided that such Transfer is in compliance with applicable federal and state securities laws. If such a Transfer is effected, this Warrant is transferable on the books of the Company maintained for such purpose at its principal office referred to above by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such Transfer. Each Permitted Transferee, by taking or holding this Warrant, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant shall have been so endorsed, such Permitted Transferee may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; but until such Transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

     9. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant referred to in Section 4(g) shall survive the exercise of this Warrant.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other and shall be sent to each such holder located outside of the United States by facsimile confirmed in writing by first class air mail.

     12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

     13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     14. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

[Signature on Succeeding Page]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 7th day of May, 2010

EXAMWORKS, INC.
a Delaware corporation

__________________________
Name:
Title:

EXHIBIT A

EXERCISE FORM

Date:

________________________________
________________________________
________________________________

Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by ExamWorks, Inc. (the “Company”) and dated ________, 2010, (the “Warrant”) and initially to purchase thereunder shares of the common stock, $0.0001 par value per share, of the Company (the “Shares”), at an exercise price of $34.10 per share, or an aggregate purchase price of _______________ Dollars ($__________ ) (the “Purchase Price”), subject to adjustment.

Pursuant to the terms of the Warrant, the undersigned intends that payment of the Exercise Price be made as:

_______ a “Cash Exercise” with respect to _______ shares of Common Stock; and/or

_______ a “Cashless Exercise” with respect to _______ shares of Common Stock.

In the event that the undersigned has elected a Cash Exercise with respect to some or all of the Common Stock to be issued pursuant hereto, the undersigned shall pay the Aggregate Exercise Price in the sum of $______ to the Company in accordance with the terms of the Warrant.

The undersigned has delivered to the Company a completed and executed Letter Agreement in the form attached as Exhibit B to the Warrant. The undersigned hereby agrees to enter into and be subject to the restrictions and limitations of that certain Stockholders’ Agreement dated as of July 14, 2008, by and among the Company and the stockholders party thereto, as amended (the “Stockholders’ Agreement), and in connection therewith has delivered to the Company a completed and executed Joinder to the Stockholders’ Agreement attached as Exhibit C to this Warrant.] [Do not include if Stockholders’ Agreement is no longer in effect]

Very truly yours,

____________________________

____________________________
Name:
Title:

EXHIBIT B

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO EXAMWORKS, INC., ALONG WITH THE EXERCISE FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED ________, 2010 WILL BE ISSUED.

ExamWorks, Inc.

Attention: Chief Executive Officer

The undersigned, ________________________________ (“Purchaser”), intends to acquire ___________ shares of the common stock, $0.0001 par value per share (the “Common Stock”) of ExamWorks, Inc. (the “Company”) from the Company pursuant to the exercise of a certain Warrant to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

Purchaser is acquiring the Common Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

Purchaser has been advised that the Common Stock has not been registered for initial issuance under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser’s representations set forth in this letter.

Purchaser has been informed that under the Securities Act, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock.

Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock or any substitutions therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL AND STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN A TRANSACTION WHICH IS REGISTERED UNDER, EXEMPT FROM, OR OTHERWISE IN COMPLIANCE WITH THE FEDERAL AND STATE SECURITIES LAWS, AS TO WHICH THE ISSUER HAS RECEIVED SUCH ASSURANCES AS THE ISSUER MAY REQUEST, WHICH MAY INCLUDE, A SATISFACTORY OPINION OF ITS COUNSEL.

ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF A STOCKHOLDERS’ AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDERS SET FORTH THEREIN DATED JULY 14, 2008, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SAID AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENT.”

Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser’s resale of the Common Stock with Purchaser’s counsel.

Very truly yours,

____________________________

____________________________
By:
Title: